                                                                  EXHIBIT 10.6


                               JOINT OPERATING AGREEMENT

THIS JOINT OPERATING AGREEMENT ("Agreement"), effective as of March 1, 1994, (the "Effective Date"), is made between VDI, a California corporation, with principal offices at 6920 Sunset Boulevard, Hollywood, CA 90028 ("VDI") and Vyvx, Inc., a Delaware corporation, with principal offices at Tulsa Union Depot, 111 East 1st Street, Tulsa, Oklahoma 74103 ("Vyvx").

                                      RECITALS

    WHEREAS, Vyvx and VDI desire to enter into an agreement in order to provide a joint product offering;

    WHEREAS, such desired product offering shall consist of supplying to a customer electronic delivery of spot advertisements with verification of delivery to broadcast stations;

    WHEREAS, Vyvx and VDI wish to set out the terms and conditions under which the parties shall cooperate and share with respect to such product offering.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, Vyvx and VDI hereby agree as follows:

1.  TERM

    1.1 The term of this Agreement shall extend from the date first set forth above for a period of five (5) years (the "Term").

    1.2 After the expiration of the Term, this Agreement shall be automatically extended for one year periods, subject to termination upon sixty (60) days written notice from either party prior to any anniversary date of this Agreement.

2.  PROVISION OF SERVICES

    2.1 VDI and Vyvx shall cooperate to provide to customers the electronic delivery of Spot Advertisements, with verification of delivery, to Broadcast Stations ("Ad Placement"). For the purposes of this Agreement, "Spot Advertisements" shall be defined as television commercials distributed to a variety and any number of Broadcast Stations nationwide and "Broadcast Stations" shall be defined as television stations providing an off-air, antenna-delivered signal between the frequency ranges of 47 megahertz and 900 megahertz. Approximately 1,000 Broadcast Stations, consisting of a mix of network, independent and public stations available to any consumer with an off-air receiving antenna, exist throughout the United States.

    2.2  Ad Placement shall be sold by both VDI and Vyvx.

    2.3 VDI and Vyvx shall jointly establish the charge to customers for Ad Placement and any retransmission thereof.

    2.4 Each party warrants that it will not order Ad Placement for a customer until such customer has executed an agreement between customer, Vyvx and VDI which contains appropriate indemnification and limitation of liability provisions for the protection of VDI and Vyvx. The parties agree that an agreement substantially in the form of Exhibit A shall be used with respect to Ad Placement customers.

3.  EXCLUSIVITY

    3.1 VDI shall use Vyvx exclusively during the Term or any extension thereof for all electronic transmission of advertising distributed by VDI.

    3.2 Vyvx shall not during the Term or any extension thereof join in any written agreement with any other entity to form a joint venture for the sole purpose of distributing Spot Advertisements to Broadcast Stations. The prohibitions of this Subsection 3.2 shall not apply with respect to an entity in the business of selling Spot Advertisements to Broadcast Stations which is merged with, acquired by or acquires Vyvx or its affiliates. Both parties understand and agree that newly developed technologies may provide Vyvx with opportunities to expand the parameters of delivery of Spot Advertisements beyond what is contemplated by this Agreement. Vyvx grants to VDI the first right to transfer all advertising traffic to the new technologies. However, Vyvx shall not be liable under or prevented by this Agreement from proceeding on its own or joining into agreements and working with other companies to utilize such technologies in the distribution of any and all types of advertisements to any or all types of television entities including, but not limited to, Broadcast Stations. Further, VDI and Vyvx shall, separately and together, use reasonable efforts to increase the availability of Ad Placement by connecting the Vyvx network to an increasing number of Broadcast Stations. Should either VDI or Vyvx fail to make such reasonable efforts as agreed per the guidelines set forth below, neither party may restrict the other from individually seeking continued Broadcast Station connectivity by entering into agreements with other companies or utilizing or developing technologies to create such connectivity nor shall either party incur any liability hereunder for doing so. Table 1 of Exhibit B (attached hereto and incorporated herein) shows the Broadcast Stations operating in markets served by Vyvx as of September 1993 (the "Initial Market"). It is understood that not all Broadcast Stations in these markets are connected to the Vyvx network, and VDI shall make best practical marketing and sales efforts to increase connectivity of Broadcast Stations in these markets to the Vyvx network by July 1, 1994. In addition to the Initial Market, Table 2 of
Exhibit B lists twenty-eight (28) markets (the "Additional Market") in which Vyvx shall establish availability to its network during a "Phase 2" roll-out by July 1, 1995, if eighty percent of the Broadcast Stations have successfully been connected to the Vyvx network in the Initial Market. VDI and Vyvx shall make best practical marketing and sales efforts to connect each Broadcast Station in the Additional Market within six

(6) months thereafter. Table 1, Table 2 and the dates set forth in this Subparagraph 3.2 may be amended from time to time by written agreement of both parties. Additionally, VDI shall make best efforts to recruit Ad Placement customers who are nationally prominent spot advertisers in addition to those currently listed in Table 3 of Exhibit B. VDI and Vyvx agree to jointly solicit and procure the companies listed in Table 3 as Ad Placement customers. It shall be the collective responsibility of the designated sales force to secure working relationships with no less than five (5) major advertisers from Table 3, by January 1, 1995. The joint sales effort shall be required to further increase its customer base from Table 3 by an additional thirty percent (30%) or eight (8) new customers by January 1, 1996. From January 1, 1996 forward, a sales management structure shall be implemented and realistic goals and projections shall be established by no later than November 1st of each subsequent year for the following year.

    3.3 In consideration of this Joint Operating Agreement, Vyvx shall not during the Term or any extension thereof join in any written agreement with any other entity to form a joint venture for the sole purpose of distributing syndicated programming for the customers listed in Exhibit C. Exhibit C is attached hereto and made a part hereof. The prohibitions of this Subsection 3.3 shall not apply with respect to an entity which distributes syndicated programming to any customers listed in Exhibit C which is merged with, acquired by or acquires Vyvx or its affiliates. Both parties understand and agree that newly developed technologies may provide Vyvx with opportunities to expand the parameters of delivery of syndicated programming beyond what is contemplated by this Agreement. Vyvx grants to VDI the first right to transfer all programming traffic to the new technologies. However, Vyvx shall not be liable under or prevented by this Agreement from proceeding on its own or joining into agreements and working with other companies to utilize such technologies in the distribution of any and all types of programming to any or all types of television entities including, but not limited to, Broadcast Stations.

4.  VDI'S RESPONSIBILITIES

    4.1 VDI shall be responsible for all billing of customers with respect to Ad Placement. VDI shall send appropriate invoices to customers within ten (10) days after completion of any Ad Placement. There shall be no charge to Vyvx for such billing responsibilities.

    4.2 VDI shall be solely responsible for all Broadcast Station coordination including, but not limited to, the following:

    a. Contacting any Broadcast Stations prior to delivery of an Ad Placement to notify them of the date and time of such delivery.

    b. Provide an 800 number (operable twenty-four (24) hours a day, seven (7) days a week) for customers and Broadcast

    Stations to call for coordination of Ad Placement or any other customer service related inquiries.

    c.   Contact Broadcast Stations to verify delivery of the Ad Placement.

    4.3 With respect to verification of the delivery of the Ad Placement, such verification shall initially be done manually via telephone. However, within six (6) months, VDI shall develop or have a third party develop electronics and software which shall provide for the automatic verification of receipt or non-receipt of the Ad Placements (the "Remote Video Confirmation System"); the specifications for such are set forth in Exhibit D, attached hereto and incorporated herein. VDI shall be solely responsible for all costs and expenses with respect to the development and implementation of the Remote Video Confirmation System. During the development of Vyvx's management and control system, VDI shall provide the supplier of Vyvx's management and control system with sufficient information to enable such supplier to establish compatibility with the Remote Video Confirmation System.

    4.4 VDI shall be responsible for coordinating with Vyvx with respect to any Ad Placement, e.g., list of Broadcast Stations to receive Ad Placement, times of transmission, customer service problems, etc.

    4.5 VDI shall designate five (5) personnel to interface with Vyvx for making reservations for Ad Placement. Such personnel shall be set forth in Exhibit E, attached hereto and incorporated herein. The five (5) personnel so designated may be changed from time to time, as necessary, by submitting to Vyvx a revised Exhibit E. Such revised Exhibit E shall be sent to the address for Vyvx as set forth in Section 12 to the attention of the Director of Operations.

    4.6 VDI shall provide one (1) full time employee, who will spend fifty percent (50%) of his/her time on continual development of the marketing and business plans for Ad Placement and to sell Ad Placement.

5.  VYVX'S RESPONSIBILITIES

    5.1 Vyvx shall guarantee network availability for Ad Placement between its Television Switching Centers ("TSC(s)") for one hour per day between 1:00 a.m. and 6 a.m. Eastern Standard Time.

    5.2 Vyvx shall make available one-half (1/2) hour per day between 1:00 p.m. and 3:00 p.m. Eastern Standard Time for a secondary feed of any Ad Placement, if necessary in the event that the initial transmission fails to be received fit for broadcast.

    5.3 Upon request by a Broadcast Station and upon receipt of an appropriate letter of agency, Vyvx shall act as agent for such

Broadcast Stations with full authority to arrange, administer and receive billing from the local access service providers on behalf of such Broadcast Stations. Such Broadcast Stations shall be billed for such local access service by Vyvx (including, but not limited to, installation, recurring charges, and/or cancellation charges); such charge shall include a fifteen percent (15%) administrative charge. Such fifteen percent (15%) administrative charge shall be for the benefit of Vyvx in order to offset Vyvx's costs with respect to providing such service, and the fifteen percent (15%) administrative charge shall not be considered revenue to be divided between VDI and Vyvx pursuant to Section 8.1.

    5.4 If feasible, Vyvx shall make any future improvements to its transmission system available for the provision of Ad Placement.

    5.5 The Vyvx video transmission specifications (from TSC to TSC) with respect to Ad Placement shall comply with the ANSI T1.502-1988 Medium Haul Parameters, as it may be limited by the published technical specifications of the digital codecs used by Vyvx. Vyvx shall monitor and test the quality of the video signal transmitted along its network with its centrally-located Video Control Center in Tulsa, Oklahoma. The Vyvx backbone network shall be linked to a central Network Control Center ("NCC") which shall automatically monitor the activity along the entire Vyvx network. The NCC shall be manned 24 hours per day, 365 days per year.

    5.6 Vyvx shall provide non-monetary support with respect to VDI's selection of and negotiations with a vendor of the Remote Video Confirmation System.

    5.7 Vyvx shall provide one (1) full time employee, who will spend twenty-five percent (25%) of his/her time on continual development of the marketing and business plans for Ad Placement and to sell Ad Placement. Further, Vyvx's regional sales managers shall sell Ad Placement (in addition to their other Vyvx duties). Such regional sales managers are listed in Exhibit F, attached hereto and made a part hereof. The regional sales managers so designated in Exhibit F may be changed from time to time, as necessary, by submitting to VDI a revised Exhibit F. Such revised Exhibit F shall be sent to the address for VDI set forth in Section 12 to the attention of Sandra C. Mays.

6.  MARKETING

    6.1 Ad Placement shall be marketed by both VDI and Vyvx under a common trade name which shall be "Broadcast I."

    6.2 All expenses related to trade marking and all other market material costs shall be shared equally by Vyvx and VDI provided that such expenses are presented in writing and the other party approves of such expenses prior to their occurrence. Each party shall invoice the other for one-half (1/2) of such actual costs. Accompanying such invoices shall be sufficient documentation to show the invoicing party's actual costs with respect to trade marking and market materials. Provided that such documentation is provided, such invoices shall be paid within thirty (30) days of invoice date.

    6.3 VDI and Vyvx agree to cooperate and work jointly to prepare the succeeding year's market plan by November 1 of each year of the Term or any extension thereof.

    6.4 VDI and Vyvx agree to jointly sell and/or market to the potential customer's listed in Exhibit G, attached hereto and made a part hereof ("Key Customers").

7.  EMPLOYEES

    7.1 Each party shall be responsible for its own taxes and for its own employees' compensation and benefits (including but not limited to worker's compensation) and all expenses including travel and entertainment.

8.  PROFITS

    8.1 VDI shall collect the total charges due from Ad Placement customers. VDI shall adjust customer's invoices to allow for billing credits and allowances. Vyvx and VDI shall share equally in the total revenues actually collected for Ad Placement after allowing for aforesaid credits and allowances. However, VDI must obtain written approval from Vyvx's Manager of Finance before issuing any credits and/or allowances to an Ad Placement customer which aggregate to be more than $1,000 per month; Vyvx's share of total revenues shall not be reduced by any credit or allowance for which VDI has failed to obtain such approval. VDI shall remit to Vyvx one half (1/2) of the total revenues collected (i.e. all collected revenues excluding transaction taxes) for Ad Placement along with a summary of the accounts billed by VDI within ten (10) days after receipt from customer. VDI shall provide Vyvx with monthly gross revenue numbers by noon Central Standard Time on the second to the last working day of each month. Vyvx shall record one half (1/2) of this total as Vyvx's share of that month's revenue.

    8.2 For a period of one year following the sale of any Ad Placement, Vyvx shall have the right to review the relevant books and records of VDI to the extent necessary to confirm the: (i) billing of Ad Placement and
(ii) revenues received with respect to any such sale of Ad Placement. VDI shall retain the relevant records during such one year period.

    8.3 For a period of one year following the provision of Ad Placement, VDI shall have the right to review Vyvx's rated feed records to the extent necessary to confirm the transmission of such service. Vyvx shall retain the rated feed records during such one year period.

9.  TAXES

    9.1 Each party shall be responsible for its own income tax, ad valorem taxes, property taxes and other similar taxes with respect to its portion of assets involved with and its profits from Ad Placement.

10. INSURANCE

    10.1 Each party shall (a) obtain pay for, and maintain insurance with insurance companies reasonably acceptable to the other party, for the coverage and amounts of coverage not less than those set forth below, and
(b) provide the other party with corresponding certificates of insurance:

    a. Worker's Compensation insurance complying with the law of the state or states of operation, whether or not such coverage is required by law, and Employer's Liability insurance with the limits of $100,000 each accident, including occupational disease coverage with a limit of $100,000 each employee and $100,000 disease policy limit;

    b. Commercial General Liability insurance with a combined single limit for bodily injury and property damage of $500,000 each occurrence and general and products liability aggregates of $1,000,000 each, covering all insurable obligations or operations of the insured party; and

    c. Business Automobile Liability insurance with a combined single limit for bodily injury and property damage of $500,000 each occurrence to include coverage for all owned, non-owned, and hired vehicles.

Neither the insurance required herein or the amount and type of insurance maintained by the insured party shall limit or affect the extent of the insured party's liability under this Agreement for injury, death, loss or damage.

Neither party shall insure or be responsible for any loss or damage to property of any kind owned or leased by the other party or its employees, servants, and agents, except for loss or damage caused by the negligence or intentional acts or omissions of the insured party (including its employees, servants and agents).

Each party agrees to cause the other party to be listed as a Certificate Holder in connection with the above listed insurance policies as follows:

In the case of VDI:
         VDI
         6920 Sunset Blvd.
         Hollywood, CA 90028
         Attention: Chief Financial Officer

In the case of Vyvx:

         Vyvx, Inc.
         Attn: Contract Administration
         P.O. Box 21348
         Tulsa, OK 74121

    10.2 Certificates of insurance shall provide thirty (30) days prior written notice of any cancellation, non-renewal or material change. In the event of any failure by one party to comply with the provisions of this
Section 10, the other party, at its option, may purchase the required insurance coverage and invoice such non-complying party for the amount of such insurance.

11. DEFAULT

    11.1 Failure of a party to comply with any of the terms and conditions of this Agreement shall constitute a default hereunder. Such party shall have ten (10) days to cure such default after receiving written notice from the non-defaulting party. If such default is not cured within such ten (10) days period, the non-defaulting party shall have the right to pursue any remedy it may have in law or equity.

12. NOTICES

    12.1 All notices, consents, and other communications required or permitted hereunder ("Communications") shall be in writing and shall be mailed or delivered as follows (or to other persons, at such other address or addresses as may be designated by notice of the appropriate party.)

    To VDI:     VDI
                6920 Sunset Blvd.
                Hollywood, CA 90028
                Attention:  Chief Financial Officer

    To VYVX:    Vyvx, Inc.
                111 East First Street
                Tulsa, Oklahoma 74103-2807, or
                P.O. Box 21348
                Tulsa, Oklahoma 74121
                Attention:  President

    Such Communications will be sent by U.S. certified or registered mail, postage prepaid, or by a generally recognized overnight delivery system such as Federal Express. Such communications shall be deemed effective upon delivery to VDI or Vyvx, as the case may be, at their respective addresses stated above.

13. LIMITATION OF LIABILITY; INDEMNITY

    13.1 Neither Vyvx nor VDI shall be liable to the other for any incidental, indirect, special, consequential, punitive or reliance damages of any nature whatsoever regardless of the foreseeability thereof arising under or in connection with this Agreement, or the performance hereunder, or arising out of any act or omission by either VDI or Vyvx, their respective employees, servants or agents whether based on breach of contract, breach of warranty, negligence or any other theory of liability.

    13.2 VDI and Vyvx shall indemnify and hold harmless the other for any physical property damage or physical injury or death to any person to the extent arising from any negligent act of the indemnifying party with respect to its performance under this Agreement.

    13.3 VDI and Vyvx shall indemnify and hold harmless the other for claims from third parties (including Ad Placement customers) to the extent arising as a result of the indemnifying party's negligent acts or omissions in the performance of its responsibilities hereunder or breach of this Agreement.

    13.4 VDI and Vyvx shall indemnify the other against any claims for damages arising or resulting from any defect in or failure to provide Ad Placement, by customers to whom such indemnifying party has sold Ad Placement without procuring an agreement as warranted in Section 2.4 hereof.

    13.5 The indemnifying party agrees to defend the other against the claims as set forth in this Section 13 and to pay all reasonable litigation costs, attorneys' fees, court costs, settlements payments, and any damages awarded or resulting from any such claims. The indemnified party shall promptly notify the indemnifying party in writing of any such claims.

14. WARRANTY

    14.1 No warranty shall be provided by either party to the other party.

    14.2 EACH PARTY DISCLAIMS ANY WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF
MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY EQUIPMENT AND SERVICES PROVIDED HEREUNDER.

15. CONFIDENTIALITY

    15.1 This Agreement creates a relationship of confidence between Vyvx and VDI with respect to certain Confidential Information of each party. The parties may exchange information relating to customers, technology and services and other compilation of information that relate to this Agreement (collectively the "Confidential Information").

    15.2 All Confidential Information shall be designated as such in writing by the disclosing party, whether by letter or by the use of an appropriate proprietary stamp or legend, prior to or at the time any such Confidential Information is disclosed to the other party. In the event Confidential Information is orally disclosed by one party to the other, it shall also be covered by this Agreement if the disclosing party notifies the other party of its confidential nature and within ten (10) days after such disclosure, delivers to the other party a written document or documents identifying such Confidential information and referencing the place and date of such oral disclosure and the names of the employees or officers of the other party to whom such disclosure was made. In addition to the above, the following shall be considered Confidential Information: (i) names, addresses, and telephone numbers of Ad Placement customers, and (ii) the terms and conditions of this Agreement.

    15.3 The party providing Confidential Information in each case is called the "PROVIDER"; the party receiving the Confidential Information is called the "RECIPIENT". The RECIPIENT shall not disclose Confidential Information received from the PROVIDER and shall not use that Confidential Information except in performance of this Agreement. Except as may be otherwise provided herein, upon the request of PROVIDER, RECIPIENT shall return any materials received from PROVIDER containing Confidential Information of the PROVIDER, and all copies thereof. The RECIPIENT shall use the same care to prevent disclosure of Confidential Information of the PROVIDER which it uses to safeguard its own valuable confidential information and/or trade secrets, but in no event less than a reasonable degree of care for such information.

    15.4 VDI and Vyvx acknowledge that in the event of an unauthorized disclosure, the damages incurred by a PROVIDER may be difficult if not impossible to ascertain, and that PROVIDER may seek injunctive relief as well as monetary damages against RECIPIENT in case of a breach of this Section 15. Vyvx and VDI shall render reasonable assistance to the other in connection with the enforcement by the other party of its rights in and to Confidential Information. Notwithstanding anything to the contrary contained herein, however, the RECIPIENT shall not be liable for any inadvertent or unauthorized disclosure of Confidential Information occurring, provided that is exercises reasonable care to prevent disclosure and takes reasonable steps to mitigate any damage and prevent further disclosure.

    15.5 The obligations of a RECIPIENT hereunder shall not apply to any Confidential Information which: (a) was in the public domain at the time it was disclosed; (b) enters the public domain other than by breach of this Agreement by RECIPIENT; (c) is known to RECIPIENT at the time of its disclosure to RECIPIENT by the PROVIDER; (d) is disclosed to RECIPIENT by a third party who to the RECIPIENT's knowledge has the right to do so; (e) is developed by RECIPIENT independently of any disclosure by PROVIDER hereunder, or (f) is required to be disclosed by law or by any governmental agency having jurisdiction.

    15.6 The obligations with respect to the Confidential Information under this Agreement shall survive for three (3) years after the termination date of this Agreement.

16. TERMINATION FOR CAUSE

    16.1 This Agreement may be terminated by VDI or Vyvx immediately upon the filing of any bankruptcy, arrangement for the benefit of creditors, insolvency, liquidation or receivership proceedings by or against the other party.

    16.2 Either party may terminate this Agreement on not less than ten (10) days' written notice if (a) the non-terminating party is in breach of any material provision of this Agreement, and (b) the non-terminating party does not cure said breach within such ten (10) day period.

    16.3 Upon termination of this Agreement (a) VDI shall immediately remit and pay to Vyvx any and all amounts due to Vyvx pursuant to Subsection 8.1 for Ad Placement provided prior to termination, and (b) both parties shall upon request of the other party return all Confidential Information to the other (or if directed by the other party, destroy such Confidential Information) and shall certify to each other that, to the best of their knowledge, information and belief, such information has been returned or destroyed and both parties shall be bound by the provisions in this Agreement relating to the nondisclosure of Confidential Information.

17. INFRINGEMENT INDEMNITY

    17.1 Provided such infringement is not due to VDI's compliance with Vyvx's instructions or specifications, VDI agrees to defend and indemnify Vyvx against any and all actions based on a claim that VDI's performance of its responsibilities hereunder infringe any U.S. patent, copyright, license or other intellectual property right. If notified promptly in writing of any such action brought against Vyvx, VDI will defend such action at its expense and will pay the costs and damages awarded in any such action or the cost of settling such action, provided VDI shall have the right to control the defense of any such action and all negotiations for its settlement or compromise.

    17.2 Provided such infringement is not due to Vyvx's compliance with VDI's instructions or specifications, Vyvx agrees to defend and indemnify VDI against any and all actions based on a claim that Vyvx's performance of its responsibilities hereunder infringe any U.S. patent, copyright, license or other intellectual property right. If notified promptly in writing of any such action brought against VDI, Vyvx will defend such action at its expense and will pay the costs and damages awarded in any such action or the cost of settling such action, provided Vyvx shall have the right to control the defense of any such action and all negotiations for its settlement or compromise.

18. DISPUTE RESOLUTION

    18.1 The parties agree to use good faith efforts to resolve any disputes through normal business discussions. In the event a dispute cannot be resolved within thirty (30) days of written notice to the other party of such dispute, prior to the instigation of any legal proceedings, the parties agree to submit the dispute to their respective corporate officers (at the vice presidential level or higher) to use their good faith efforts to resolve the problem within thirty (30) additional days.

19. PUBLICITY

    19.1 Use of a party's name by the other party in any announcements concerning Ad Placement or for promotional or advertising purposes shall require the other party's prior written approval, which approval shall not be unreasonably withheld.

20. FORCE MAJEURE

    20.1 Neither party shall be liable for any failure or delay in performance of its obligations (except for VDI's payment to Vyvx pursuant to Subsection 8.1) hereunder if such failure or delay is the result of fires, casualties, accident, acts of God, transportation difficulties, manufacturing difficulties, inability to obtain equipment, materials or qualified labor, governmental regulations or other causes beyond such party's control and such party takes reasonable and diligent action to cure any such failures or delays and mitigate any associated damages. Notwithstanding the foregoing, if such delay continues for fifteen (15) days, the non-affected party shall have the right to terminate this Agreement.

21. GENERAL TERMS

    21.1 Any amounts, pursuant to specific provisions of this Agreement, for which one party pays for which the other party is equally liable or for which one party is to be reimbursed shall be due and payable within thirty (30) days of invoice by such party.

    21.2 This Agreement consists of all the terms and conditions contained herein and in documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understanding between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to the subject matter hereof. Any addition, deletion or modification to the terms and conditions contained in this Agreement shall not be binding on either party except by written agreement executed by an authorized representative of both parties.

    21.3 The failure of either party to enforce any provision hereof shall not constitute the permanent waiver of such provision.

    21.4 In the event any provision of this Agreement is subsequently held to be void, the remainder of this Agreement shall remain effective.

    21.5 Neither party shall assign or transfer its rights or obligations under this Agreement without the prior written consent of the other. Any such assignment or transfer of rights or obligations hereunder without such consent shall be void. Sale of all or substantially all of the assets of a party hereunder or a change in control of a party shall also be considered an assignment or transfer of this Agreement. "Change in control" means that a person, corporation, entity or affiliated group acquires, directly or indirectly, the beneficial ownership of 50% or more of a party hereunder in a single or series of transactions including, but not limited to, a merger or consolidation. The foregoing notwithstanding, Vyvx's ownership may be transferred to The Williams Companies or any of its subsidiaries without being considered a change of control.

    21.6 Each party shall comply with all applicable laws and regulations relating to any performance hereunder and the provision of Ad Placement.

    21.7 This Agreement shall be governed by the laws of the State of California without regard to choice of law principles. Any legal action or proceeding with respect to the collection of monies hereunder may be brought in the state or federal courts in and for the State of California and Oklahoma. By execution of this Agreement, both Vyvx and VDI shall be deemed to have submitted to such jurisdictions, thereby expressly waiving whatever rights may correspond to either of them by reason of their present or future domicile.

    21.8 No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.

    21.9 The headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the terms and conditions hereof.

    21.10 The terms and conditions contained in this Agreement that by their sense and context are intended to survive the performance thereof by either or both parties hereunder shall so survive the completion of performance, cancellation or termination of this Agreement.

    21.11 Except as set forth to the contrary herein, any right or remedy shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

    21.12 In the event suit is brought by either party to enforce the terms of this Agreement or to collect any monies due hereunder or to collect money damages for breach hereof, the prevailing party as determined by the judiciary of the forum in which suit is brought, shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys' fees and court costs incurred in connection therewith.

    21.13 Neither party shall be deemed a partner of, or agent for, the other or have the right to bind or obligate the other party except as specifically set forth herein with respect to Ad Placement.

    21.14 Neither this Agreement nor the actions taken by the parties hereunder shall create any ownership rights to and interest in the other party's equipment or assets used in the provision of Ad Placement. Each party shall bear the risk of loss and damage to the portion of the equipment and assets that it owns and shall be responsible for the maintenance thereof.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

VDI

By:  /s/ Sandra C. Mays
     -----------------------------
             (Signature)

     Sandra C. Mays
     -----------------------------
              (Print Name)

     Chief Financial Officer
     -----------------------------
                 (Title)

Vyvx, Inc.

By:  /s/ Delwin L. Bothof                   [Seal]
     -----------------------------
             (Signature)

     Delwin L. Bothof
     -----------------------------
              (Print Name)

     President
     -----------------------------
                 (Title)

                                   EXHIBIT A


         MASTER AD PLACEMENT SERVICE AGREEMENT #_____________________

THIS AGREEMENT (the "Agreement") is entered into on the _____ day of __________________, 199____, by and between Vyvx, Inc., a Delaware corporation ("Vyvx"), VDI ("VDI"), a California corporation, and _____________________________________________, a ______________________
corporation ("Customer") for the transmission of advertisements ("Ad Placement Service"), subject to the provisions set forth in this Agreement. Vyvx and VDI shall collectively be referred to herein as "Vendor," and each individual advertisement shall hereinafter be referred to as a "Spot."


                    1.0  AD PLACEMENT SERVICE DESCRIPTION

1.1 Subject to the provisions of this Agreement, Vendor shall provide Customer with Ad Placement Service utilizing the Vyvx network provided that Vyvx's transmission circuits are available and Customer's selected destination points are connected to Vyvx's network. Procurement of such connectivity shall not be the responsibility of Vendor. Ad Placement Service shall be available between 1:00 a.m. and 6 a.m. Eastern Standard Time (the "Transmission Window"); the exact time during the Transmission Window shall be at the sole discretion of Vendor. The length of any one Spot shall not exceed __________ minutes. At the request of Customer and at the charge set forth below, Vendor shall retransmit a Spot to all or any of the original destination points set forth in the relevant Reservation Confirmation between 1:00 p.m. and 3:00 p.m. Eastern Standard Time ("Retransmit Window"); the exact time during the Retransmit Window shall be at the sole discretion of Vendor.


                          2.0  VENDOR RESPONSIBILITIES

2.1 Vendor shall promptly respond to any request for Ad Placement Service ("Reservation Request") placed by Customer which states the date of transmission and destination points submitted at the number or address set forth in Paragraph 5.1, Vendor shall notify Customer as to the availability of Ad Placement Service as requested in the Customer Reservation Request by return correspondence which may be faxed or delivered to Customer at the number or address set forth in Paragraph 5.1. An affirmative response by Vendor shall be a confirmed reservation ("Reservation Confirmation"). Vendor reserves the right to decline to accept any Reservation Request without incurring any liability.

2.2 The Ad Placement Service specifications (on the Vyvx network) shall comply with the ANSI TI.502-1988 Medium Haul Parameters, as it may be limited by the published technical specifications of the digital Codecs used ("Technical Parameters").


                        3.0  CUSTOMER RESPONSIBILITIES

3.1 Customer must submit to Vendor each Spot which shall be transmitted via the Ad Placement Service in the following format: __________________________
____________________________________________________________________________.
Such Spot shall be submitted to VDI at the address set forth below ____________ hours prior to the intended transmission time.

3.2 Customer has sole responsibility for installation, procurement, testing and operation of facilities, services and equipment other than those specifically provided by Vendor pursuant to this Agreement ("Other Facilities"). In no event shall the untimely installation or non-operation of Other Facilities (including tape play-back equipment, if any) or failure of Customer to timely transmit any Spot relieve Customer of its obligation to pay for Ad Placement Service or cancellation charges as of the requested transmission date.


                            4.0  CHARGES; CREDIT

4.1  Customer shall be charged per destination point and per Spot as follows:

DURING THE TRANSMISSION WINDOW, PER SPOT, PER DESTINATION POINT   $____________
DURING THE RETRANSMIT WINDOW, PER SPOT, PER DESTINATION POINT     $____________


The above pricing is subject to change by Vendor, at its sole discretion, upon sixty (60) days prior notice to customer. If Customer does not dispute the information in any Reservation Confirmation within the earlier of (i) forty-eight (48) hours from the time Vendor sends the Reservation Confirmation or (ii) 12:01 a.m. on the scheduled transmission date, the Reservation Confirmation shall be deemed accurate, and Customer shall be liable for all applicable charges under this Agreement. Customer agrees that the time of transmissions shall be determined according to WWV Time as established by the WWV ratio station located in Fort Collins, CO.

4.2 Failure of equipment, network or facilities of Vendor, including failure due to force majeure events as set forth in Paragraph 6.5, or failure of Vendor to provide Ad Placement Service for any reason to any or all destination points ("Outage") shall result in a pro rata reduction of the charges for the Ad Placement Service involved ("Credit"). The applicable Credit shall be determined by ____________________________________________.
The foregoing remedy is exclusive and no other remedy is provided to Customer pursuant to this Agreement. Notwithstanding the foregoing, Customer shall be liable for all charges and shall not receive any Credit if failure to receive the Ad Placement Service is due in whole or in part to Customer's or its customer's equipment, facilities, employees or agents. In the event of an occurrence causing transmission failure on the Vyvx network which is beyond the control of Vendor, Ad Placement Service (not otherwise affected) may be subject to interruption as Vyvx deems necessary in order to mitigate the effect of such occurrence with respect to the Vyvx network; Vendor shall not be liable for such interruption except in the form of a Credit.


                                5.0  NOTICES

5.1 Notices under this Agreement shall be in writing and delivered to the person and address specified below:

Vendor:                                  Customer:
______________________________________   ______________________________________
______________________________________   ______________________________________
______________________________________   ______________________________________
Attention: ___________________________   Attention: ___________________________
Telephone: 1-800-_____________________   Telephone 1-800-______________________
Fax: _________________________________   Fax: _________________________________

THIS AGREEMENT INCLUDES THE ADDITIONAL PROVISIONS STATED ON THE REVERSE SIDE. IN WITNESS hereof, the parties have executed this Agreement on the date first written above.

VYVX, INC.                  VDI                        _______________________
                                                       (CUSTOMER)

By: ___________________     By: ___________________    By: ___________________
    (SIGNATURE)                 (SIGNATURE)                (SIGNATURE)

_______________________     _______________________    _______________________
(PRINT)                     (PRINT)                    (PRINT)

_______________________     _______________________    _______________________
(TITLE)                     (TITLE)                    (TITLE)

                       6.0  GENERAL TERMS AND CONDITIONS

6.1 PAYMENT: Customer agrees to remit payment to Vendor at the remittance address and on the due date ("Due Date") indicated on Vendor's invoices to Customer. In the event Customer fails to make full payment to the proper address within thirty (30) days after the Due Date, Customer shall also pay a late fee in the amount of the lesser of one and one-half percent (1-1/2%) of the unpaid balance per month or the maximum lawful rate under applicable state law. Customer acknowledges and understands that all charges are computed exclusive of any applicable federal, state or local use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes), whether charged to or against Vendor, its suppliers or affiliates, Customer or its customers for the Ad Placement Service provided to Customer ("Additional Charges"). Such Additional Charges shall be paid by Customer in addition to all other charges provided for herein. Vendor shall invoice Customer monthly for Ad Placement Service for the period between the first of the prior month to the end of such prior month ("Billing Period"). The Billing Period shall be subject to change at the sole option of Vendor.

6.2 SUSPENSION OF AD PLACEMENT SERVICE: In the event payment in full is not received from Customer on or before thirty (30) days following the due date of invoice, Vendor shall have the right to refuse to provide Ad Placement Service to Customer and upon forty-eight (48) hours prior written notice to suspend all or any portion of Ad Placement Service for which Customer has a Reservation Confirmation. Vendor may continue suspension until such time as Customer has paid in full all charges then due, including any late fees as specified herein. If Customer fails to make such payment by a date determined by and acceptable to Vendor, Customer shall be deemed to have canceled the Ad Placement Service for which Customer received a Reservation Confirmation effective on such date and shall remain liable for all cancellation charges as set forth in Paragraph 6.4.

6.3 TERM AND APPLICATION: This Agreement shall be effective between the parties as of the date first written above and shall extend through ______________________, 199___. The terms and conditions of this Agreement shall apply to any Reservation Confirmation accepted by Vendor; any other terms and conditions given verbally or contained in any purchase order or similar document submitted as a request for Ad Placement Service shall be void unless agreed to in writing and subscribed to by an authorized representative of Vendor and Customer. Vendor reserves the right to refuse any Reservation Request submitted pursuant to this Agreement.

6.4 CANCELLATION: Customer may cancel the Ad Placement Service without incurring any cancellation liability, provided that the Ad Placement Service in question is canceled at least seventy-two (72) hours prior to 1:00 a.m. Eastern Standard Time on the date of the scheduled transmission. If Customer cancels Ad Placement Service less than seventy-two (72) hours, but twenty-four (24) hours or more prior to 1:00 a.m. Eastern Standard Time on the date of the scheduled transmission, Customer shall pay a cancellation charge of fifty percent (50%) of the amount that Customer would have otherwise paid if such Ad Placement Service had not been canceled. If Customer cancels less than twenty-four (24) hours prior to 1:00 a.m. Eastern Standard Time on the date of the scheduled transmission, Customer shall pay one hundred percent (100%) of the amount that Customer would have otherwise paid is such canceled Ad Placement Service had not been canceled. It is agreed that damages in the event Customer cancels Ad Placement Service would be difficult or impossible to ascertain. The provision for a cancellation charge in this Paragraph 6.4 is intended, therefore, to establish liquidated damages in the event of a cancellation and is not intended as a penalty.

6.5 FORCE MAJEURE: If Vendor's performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond its reasonable control including, but not limited to, acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United States Government or state or local governments, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority, or by national emergencies, insurrections, riots, wars, strikes, lock-outs or work stoppages, or other labor difficulties, supplier failures, shortages, breaches or delays, then Vendor shall be excused from such performance on a day to day basis to the extent of such prevention, restriction or interference. Vendor shall use reasonable efforts under the circumstances to avoid and remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes cease.

6.6 TRANSMISSION CONTENT; INDEMNITY: Customer shall make all arrangements with copyright holders, music licensing organizations, performers' representatives, or other parties for necessary authorizations, clearances or consents with respect to the transmission contents ("Consents"). Customer shall indemnify and hold harmless Vendor and any third party provider or operator of facilities employed in the provision of the Ad Placement Service (all of which shall be referred to as "Providers") against and from any court, administrative or agency action, suit or similar proceeding brought against Providers arising out of or related to the contents transmitted hereunder including, but not limited to, claims, actual or alleged, relating to any violation of copyright law, except control laws, failure to procure Consents, failure to meet governmental or other technical broadcast standards, or that such transmission contents are libelous, slanderous, an invasion of privacy, pornographic, or otherwise unauthorized or illegal. Vendor may terminate or restrict any programming transmitted over the Vyvx's network if, in its judgment, (1) such actions are reasonably appropriate to avoid violation of applicable law or (2) there is a reasonable risk that criminal, civil or administrative proceedings or investigations based upon the transmission contents shall be instituted against Providers. Customer and Vendor shall indemnify and hold harmless the other against and from any and all claims for physical property damage, physical personal injury or wrongful death to the extent that such arises out of the negligence or willful misconduct of the respective indemnifying party, its employees, agents, or contractors in connection with the provision of services or other performance pursuant to this Agreement. In the event third parties should use the Ad Placement Service through Customer, Customer shall indemnify Providers against any claims by any such third parties for damages arising or resulting from any defect in or failure to provide the Ad Placement Service. The indemnifying party agrees to defend the other against the claims as set forth above and to pay all reasonable litigation costs, attorneys' fees, court costs, settlement payments, and any damages awarded or resulting from any such claims. The indemnified party shall promptly notify the indemnifying party in writing of any such claims.

6.7 WARRANTY; LIMITATION: Vendor warrants that the Ad Placement Service provided over the Vyvx network shall be provided to Customer in accordance with the Technical Parameters and (except to the extent such standards conflict with the Technical Parameters) prevailing television industry standards for digital transmission of television in a DS-3 format. Vendor shall use reasonable efforts under the circumstances to remedy any delays, interruptions, omissions, mistakes, accidents or errors in the Ad Placement Service and restore such Service to comply with the terms hereof. THE FOREGOING WARRANTY AND THE REMEDY PROVIDED TO CUSTOMER WITH RESPECT TO OUTAGE CREDITS ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR REMEDIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN THE EVENT OF ANY BREACH OF THIS AGREEMENT OR ANY FAILURE OF THE AD PLACEMENT SERVICE, WHATSOEVER, PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, ACTUAL, INCIDENTAL, PUNITIVE OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, AND IN THE EVENT PARTIES OTHER THAN CUSTOMER SHALL HAVE USE OF THE AD PLACEMENT SERVICE THROUGH CUSTOMER, CUSTOMER SHALL INDEMNIFY PROVIDERS AGAINST ANY CLAIMS FOR SUCH DAMAGES BROUGHT AGAINST THEM BY THIRD PARTIES.

6.8 GENERAL PROVISIONS: This Agreement consists of all the terms and conditions contained herein and in documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understanding between the parties and supersedes all proposals and prior agreements (oral or written) between the parties relating to Ad Placement Service provided hereunder. Customer agrees that any addition, deletion or modification to the terms and conditions contained in this Agreement shall not be binding on Vendor except by written agreement executed by an authorized headquarters representative of Vendor. The provision of the Ad Placement Service shall not create a partnership or joint venture between the parties. The failure of either party to enforce any provision hereof shall not constitute the permanent waiver of such provision. In the event any provision of this Agreement conflicts with any statute, rule or order of any governmental unit or regulatory body, or tariff then, if required by law, such statute, rule, order or tariff shall control. Customer shall not assign or transfer its rights or obligations under this Agreement without the prior written consent of Vendor. Any such assignment or transfer of Customer's rights or obligations without such consent shall entitle Vendor to terminate the Ad Placement Service provided hereunder at its option upon ten (10) days prior written notice to Customer. This Agreement shall be governed by the laws of the State of California without regard to choice of law principles. No rule of construction requiring interpretation against the draftsman hereof shall apply in the interpretation of this Agreement.

                                       EXHIBIT B
                                        TABLE 1

    Broadcast Stations Operating in Vyvx Network markets as of September,
1993:

MARKET (ADI RANKING)
--------------------
Atlanta (10)
Austin (66)
Baltimore (22)
Baton Rouge (95)
Beaumont (140)
Boston (6)
Buffalo (38)
Charlotte (30)
Chicago (3)
Cleveland (12)
Dallas-Fort Worth (8)
Denver (21)
Detroit (9)
Hartford-New Haven (24)
Houston (11)
Indianapolis (27)
Jacksonville (54)
Kansas City (28)
Las Vegas (77)
Los Angeles (2)
Miami-Ft. Lauderdale (15)
Milwaukee (29)
Minneapolis-St. Paul (13)
Nashville (33)
New Orleans (40)
New York (1)
Oklahoma City (45)
Omaha (73)
Orlando (23)
Philadelphia (4)
Phoenix (20)
Pittsburgh (17)
Portland, OR (26)
Raleigh-Durham (32)
Sacramento-Stockton (19)
Salt Lake City (41)
San Antonio-Victoria (36)
San Diego (25)
San Francisco (5)
Seattle-Tacoma (14)
South Bend-Elkhart (83)
St. Louis (18)
Tampa (16)
Toledo (64)
Tulsa (59)
Washington, D.C. (7)

                                       EXHIBIT B
                                        TABLE 2

MARKET (ADI) RANKING
--------------------
Albany-Schenectady-Troy (52)
Augusta (111)
Boise (133)
Cincinnati (31)
Columbus, OH (34)
Dayton (53)
Des Moines (70)
Flint-Saginaw-Bay City (57)
Fort Meyers-Naples (88)
Fresno-Visalia (56)
Grand Rapids-Kalamazoo-Battle Creek (37)
Greenville-Spartanburg Asheville (35)
Green Bay-Appleton (65)
Harrisburg-York-Lancaster-Lebannon (44)
Jackson, MS (87)
Knoxville (62)
Little Rock (58)
Louisville (47)
Madison (91)
Memphis (42)
Norfolk-Portsmouth-Newport News (39)
Providence-New Bedford (43)
Richmond (60)
Rochester (69)
Syracuse (68)
Tallahassee-Thomasville (115)
West Palm Beach-Fort Pierce (46)
Wichita-Hutchinson (61)

                                       EXHIBIT B
                                        TABLE 3

Proctor & Gamble Co.
Philip Morris Companies
General Motors Corporation
Sears, Roebuck & Company
PepsiCo
Ford Motor Company
Warner-Lambert Company
Chrysler Corporation
McDonald's Corporation
Nestle SA
Eastman Kodak Company
Grand Metropolitan
Unilever NV
Johnson & Johnson
Toyota Motor Corporation
Time Warner
Kellogg Company
AT&T Company
General Mills
Anheuser - Busch Companies
Kmart Corporation
J.C. Penney Company
American Home Products, Corporation
RJR Nabisco
Ralston Purina Company
Coca Cola Company

                                      Exhibit C

                 Potential Syndicated Program Distribution Customers:

                        Buena Vista Domestic Television
                        Cannel Distribution Company
                        Carsey-Werner Distribution
                        Columbia Pictures Domestic Television
                        Columbia Pictures International Television
                        King World Productions
                        MCA Domestic Television
                        MCA Television International
                        MGM Domestic Television Distribution
                        MGM Television International
                        MG Perrin
                        MTM Television Distribution
                        Multimedia Entertainment
                        Orion Domestic Television
                        Orion Television International
                        Paramount Domestic Television Group
                        Samuel Goldwyn Domestic Television
                        SFM Entertainment
                        Twentieth Century TV International
                        Viacom Enterprises